10753 Macatawa Drive Holland, Michigan 49424
NEWS RELEASE
NASDAQ STOCK MARKET: FOR RELEASE: DATE:	MCBC Immediate October 24, 2013

Macatawa Bank Corporation Reports
Third Quarter 2013 Results

Holland, Michigan, October 24, 2013 – Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the third quarter of 2013, continuing its trend of improvement in key operating metrics and financial performance.

●	Earnings of $2.2 million in the third quarter of 2013, or $3.2 million before tax compared to $6.9 million before tax in the third quarter of 2012
●	Earnings in the third quarter of the prior year were bolstered by a one-time loan prepayment fee of $2.8 million
●	Total nonperforming assets decreased by $22.1 million, or 29%, from a year ago
●	Continued strengthening in loan portfolio quality – decrease in nonperforming loans from a year ago, improvement in weighted average grade of commercial loans, and continued low past due loan levels
●	Low net loan losses once again – net recoveries of $523,000 for the third quarter of 2013 and net loan recoveries in three of the previous five quarters
●	Performing loan portfolio growth of $15.9 million for the third quarter of 2013
●	Simplified and strengthened Company capital structure during the quarter
● Prepayment and redemption of all outstanding subordinated debt
● Resumption of regular quarterly interest payments on trust preferred securities

Macatawa reported net income available to common shares of $2.2 million, or $0.08 per diluted share, in the third quarter of 2013 compared to net income available to common shares of $6.6 million, or $0.24 per diluted share, for the third quarter of 2012.  For the first nine months of 2013, the Company reported net income of $7.3 million, or $0.27 per diluted share, compared to $14.3 million, or $0.53 per diluted share, for the same period in 2012.

"Reflecting sustained improvement in financial condition, a couple of significant events were executed in the third quarter," said Richard L. Postma, Chairman of the Board of the Company.  "First, we prepaid and redeemed the $1.6 million of outstanding subordinated debt in August.  Second, we paid the interest on trust preferred securities that had been deferred for 15 quarters."

Mr. Postma continued: "Bottom line profitability showed a reduction in the third quarter of 2013 compared to 2012 due to the 2012 period including a one-time $2.8 million loan prepayment fee collected by the Bank and the 2013 period now being taxable.  Nonperforming asset expenses in the third quarter of 2013 were comparable to the third quarter of 2012, but were nearly $4 million lower for the first nine months of this year compared to the same period in the prior year.  This significant cost reduction was accomplished through our focus on reducing the level of nonperforming assets.  Our nonperforming assets decreased by over $22 million from a year ago, which, in turn, resulted in the decrease in associated costs.    Proceeds on sales of other real estate owned amounted to $10.5 million so far in 2013, bringing total nonperforming assets down to $53.0 million at September 30, 2013.  This is the lowest level of nonperforming assets for the Bank since the second quarter 2007.  While these assets decreased, we accomplished growth in our performing loan portfolio during the quarter.”

Mr. Postma concluded: "We are pleased with the improvements in financial condition and the growth in loans.  The growth is important to producing stronger future earnings for our shareholders.  In addition, with the payment of deferred interest on our trust preferred securities and the prepayment and redemption of the subordinated debt, the Board of Directors can now focus on further improvements in our capital structure to enhance shareholder value."

-- more –

Macatawa Bank Corporation 3Q Results / page 2 of 4

Operating Results
Net interest income for the third quarter 2013 totaled $10.1 million, a decrease of $339,000 from the second quarter 2013 and a decrease of $3.8 million from the third quarter 2012.  Net interest margin was 2.96 percent, down 19 basis points from the second quarter 2013, and down 106 basis points from the third quarter 2012.  The decrease from the third quarter 2012 was largely due to the collection in 2012 of a $2.8 million one-time loan prepayment fee, which generated 82 basis points in yield.  Net interest income and margin were further impacted by reduced yields from the loan portfolio resulting from the low level of market interest rates and significant competitive loan pricing pressures.

Average interest earning assets for the third quarter 2013 increased $30.7 million from the second quarter 2013 and were down $4.9 million from the third quarter 2012.

Non-interest income decreased $260,000 in the third quarter 2013 compared to the second quarter 2013 and decreased $155,000 from the third quarter 2012, primarily due to decreased level of gains on sales of mortgage loans.  Much of this decrease was offset by increases in service charges on deposit accounts.  The Bank originated $28.0 million in loans for sale in the third quarter 2013 compared to $33.4 million in loans for sale in the second quarter 2013 and $41.5 million in loans for sale in the third quarter 2012.  While refinancing activity decreased in the third quarter 2013, the Bank was able to offset some of this reduction with increased loan originations related to purchases of homes.

Non-interest expense was $12.4 million for the third quarter 2013, compared to $11.9 million for the second quarter 2013 and $12.4 million for the third quarter 2012.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which increased $511,000 compared to the second quarter 2013 and increased $87,000 compared to the third quarter 2012. FDIC insurance assessments declined $29,000 compared to the second quarter 2013 and declined $187,000 compared to the third quarter 2012 due primarily to the termination of the Bank's Memorandum of Understanding effective April 12, 2013.  Salaries and benefits were down $102,000 compared to the second quarter 2013 due to reduced expense associated with medical insurance and were up $213,000 compared to the third quarter 2012 due to the reinstatement of the 401(k) plan matching contributions at the beginning of 2013.

Federal income tax expense was $975,000 for the third quarter 2013 compared to $1.2 million for the second quarter 2013 and $275,000 for the third quarter 2012.  The Company reversed its deferred tax asset valuation allowance at December 31, 2012 resulting in a large benefit in the fourth quarter 2012.  Before this reversal, under accounting standards, the Company’s results reflected no regular tax provisions.  The $275,000 expense in the third quarter 2012 was due to the payment of alternative minimum tax.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, and the reduction in historical loss ratios, a negative provision for loan losses of $1.5 million was recorded in the third quarter 2013.  Net loan recoveries for the third quarter 2013 were $523,000, compared to second quarter 2013 net charge-offs of $238,000 and third quarter 2012 net loan recoveries of $341,000.  The Bank has experienced net loan recoveries in 3 of the past 5 quarters and had net loan recoveries of $783,000 for the nine months ended September 30, 2013.  Total loans past due on payments by 30 days or more amounted to $7.8 million at September 30, 2013, up from $6.7 million at June 30, 2013, down $55,000 from $7.9 million at December 31, 2012, and up $2.1 million from $5.7 million at September 30, 2012.

The allowance for loan losses of $21.3 million was 2.07 percent of total loans at September 30, 2013, compared to 2.20 percent of total loans at June 30, 2013, and 2.58 percent at September 30, 2012.    The coverage ratio of allowance for loan losses to nonperforming loans continued to grow and exceeded 2-to-1 coverage at 208.14 percent as of September 30, 2013, compared to 206.5 percent at June 30, 2013, and 151.31 percent at September 30, 2012.

At September 30, 2013, the Company's nonperforming loans were $10.2 million, representing 0.99 percent of total loans, the lowest level since the third quarter of 2006.  This compares to $10.8 million (1.06 percent of total loans) at June 30, 2013, and $17.4 million (1.70 percent of total loans) at September 30, 2012.  Other real estate owned was $42.8 million at September 30, 2013, compared to $45.8 million at June 30, 2013 and $51.6 million at December 31, 2012, and down significantly from $57.8 million at September 30, 2012. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $22.1 million, or 29.5 percent, from September 30, 2012 to September 30, 2013.

-- more –

Macatawa Bank Corporation 3Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Commercial Real Estate	$4,934	$5,701	$4,673	$7,255	$9,046
Commercial and Industrial	4,240	4,081	8,781	7,657	7,206
Total Commercial Loans	9,174	9,782	13,454	14,912	16,252
Residential Mortgage Loans	639	619	298	447	771
Consumer Loans	407	373	422	644	339
Total Non-Performing Loans	$10,220	$10,774	$14,174	$16,003	$17,362

Residential Developer Loans (a)	$2,651	$2,723	$2,265	$3,157	$5,183

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

Total non-performing assets were $53.0 million, or 3.39 percent of total assets, at September 30, 2013.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Non-Performing Loans	$10,220	$10,774	$14,174	$16,003	$17,362
Other Repossessed Assets	---	---	22	6	4
Other Real Estate Owned	42,796	45,845	51,593	51,582	57,778
Total Non-Performing Assets	$53,016	$56,619	$65,789	$67,591	$75,144

Balance Sheet, Liquidity and Capital
Total assets were $1,562.7 million at September 30, 2013, an increase of $2.0 million from $1,560.7 million at December 31, 2012 and an increase of $45.6 million from $1,517.1 million at September 30, 2012.  Total loans were $1,028.8 million at September 30, 2013, a decrease of $23.5 million from $1,052.3 million at December 31, 2012 and an increase of $9.6 million from $1,019.2 million at September 30, 2012.

Commercial loans decreased by $27.5 million during the first nine months of 2013, partially offset by increases of $4.0 million in our residential mortgage and consumer loan portfolios.  Commercial real estate loans were reduced by $21.0 million, as the Company continued its efforts to reduce exposure in this segment, and commercial and industrial loans decreased by $6.5 million during the same period due primarily to seasonal paydowns on agricultural loans.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Construction and Development	$86,824	$81,841	$88,670	$94,621	$95,322
Other Commercial Real Estate	395,108	397,814	408,860	408,338	420,105
Commercial Loans Secured by Real Estate	481,932	479,655	497,530	502,959	515,427
Commercial and Industrial	253,216	242,759	259,145	259,700	218,839
Total Commercial Loans	$735,148	$722,414	$756,675	$762,659	$734,266

Residential Developer Loans (a)	$39,886	$41,903	$45,598	$53,847	$51,653

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate.

-- more –

Macatawa Bank Corporation 3Q Results / page 4 of 4

Total deposits increased to $1,288.0 million at September 30, 2013, up $1.8 million from $1,286.3 million at December 31, 2012.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

The Bank's regulatory capital ratios continued to improve in the third quarter of 2013 and were at their highest levels in its history.  The Bank was categorized as "well capitalized" at September 30, 2013.

About Macatawa Bank
Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank.  Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County.  Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services.  The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions. Forward-looking statements are identifiable by words or phrases such as "trend," "continue," "expect," "should," "improving," "efforts," "further," "focus," "future" and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future improvements in our capital structure, our ability to further reduce nonperforming asset levels and related expenses and our ability to enhance shareholder value. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2012. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended		Nine Months Ended
	September 30		September 30
EARNINGS SUMMARY	2013	2012	2013	2012
Total interest income	$11,919	$16,269	$36,659	$44,267
Total interest expense	1,795	2,377	5,588	7,773
Net interest income	10,124	13,892	31,071	36,494
Provision for loan losses	(1,500)	(1,250)	(3,250)	(6,600)
Net interest income after provision for loan losses	11,624	15,142	34,321	43,094

NON-INTEREST INCOME
Deposit service charges	1,029	810	2,917	2,381
Net gains on mortgage loans	612	940	2,145	2,192
Trust fees	584	595	1,797	1,802
Other	1,726	1,761	5,266	5,442
Total non-interest income	3,951	4,106	12,125	11,817

NON-INTEREST EXPENSE
Salaries and benefits	5,834	5,621	17,359	17,065
Occupancy	908	948	2,759	2,860
Furniture and equipment	819	806	2,414	2,491
FDIC assessment	317	504	1,133	1,692
Administration and disposition of problem assets	1,811	1,724	4,072	7,973
Other	2,673	2,785	8,081	8,299
Total non-interest expense	12,362	12,388	35,818	40,380
Income before income tax	3,213	6,860	10,628	14,531
Income tax expense	975	275	3,313	275

Net income	$2,238	$6,585	$7,315	$14,256
Dividends declared on preferred shares	-	-	-	-
Net income available to common shares	$2,238	$6,585	$7,315	$14,256

Basic earnings per common share	$0.08	$0.24	$0.27	$0.53
Diluted earnings per common share	$0.08	$0.24	$0.27	$0.53
Return on average assets	0.59%	1.74%	0.65%	1.26%
Return on average equity	6.67%	25.18%	7.30%	18.92%
Net interest margin	2.96%	4.02%	3.08%	3.56%
Efficiency ratio	87.83%	68.83%	82.92%	83.58%

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)

BALANCE SHEET DATA	September 30	December 31	September 30
Assets	2013	2012	2012
Cash and due from banks	$35,592	$33,556	$22,398
Federal funds sold and other short-term investments	178,263	192,802	211,853
Interest-bearing time deposits in other financial institutions	25,000	-	-
Securities available for sale	135,439	123,497	116,128
Securities held to maturity	18,995	4,300	4,300
Federal Home Loan Bank Stock	11,236	11,236	11,236
Loans held for sale	2,983	8,130	11,063
Total loans	1,028,793	1,052,348	1,019,185
Less allowance for loan loss	21,272	23,739	26,271
Net loans	1,007,521	1,028,609	992,914
Premises and equipment, net	52,916	53,576	54,057
Bank-owned life insurance	27,343	26,804	26,614
Other real estate owned	42,796	51,582	57,778
Other assets	24,596	26,626	8,776

Total Assets	$1,562,680	$1,560,718	$1,517,117

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$352,879	$339,520	$348,120
Interest-bearing deposits	935,162	946,741	896,628
Total deposits	1,288,041	1,286,261	1,244,748
Other borrowed funds	89,991	91,822	91,822
Subordinated debt	-	1,650	1,650
Long-term debt	41,238	41,238	41,238
Other liabilities	7,903	9,240	28,228
Total Liabilities	1,427,173	1,430,211	1,407,686

Shareholders' equity	135,507	130,507	109,431

Total Liabilities and Shareholders' Equity	$1,562,680	$1,560,718	$1,517,117

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)
	Quarterly					Year to Date
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
	2013	2013	2013	2012	2012	2013	2012
EARNINGS SUMMARY
Net interest income	$10,124	$10,463	$10,483	$10,968	$13,892	$31,071	$36,494
Provision for loan losses	(1,500)	(1,000)	(750)	(500)	(1,250)	(3,250)	(6,600)
Total non-interest income	3,951	4,211	3,963	3,811	4,106	12,125	11,817
Total non-interest expense	12,362	11,875	11,581	12,903	12,388	35,818	40,380
Federal income tax expense (benefit)	975	1,196	1,142	(18,858)	275	3,313	275
Net income	2,238	2,603	2,473	21,234	6,585	7,315	14,256
Dividends declared on preferred shares	-	-	-	-	-	-	-
Net income available to common shares	$2,238	$2,603	$2,473	$21,234	$6,585	$7,315	$14,256

Basic earnings per common share	$0.08	$0.10	$0.09	$0.78	$0.24	$0.27	$0.53
Diluted earnings per common share	$0.08	$0.10	$0.09	$0.78	$0.24	$0.27	$0.53

MARKET DATA
Book value per common share	$3.77	$3.68	$3.68	$3.59	$2.82	$3.77	$2.82
Tangible book value per common share	$3.77	$3.68	$3.68	$3.59	$2.82	$3.77	$2.82
Market value per common share	$5.38	$5.04	$5.41	$2.89	$3.09	$5.38	$3.09
Average basic common shares	27,261,325	27,260,748	27,211,603	27,098,608	27,082,825	27,244,741	27,082,825
Average diluted common shares	27,261,325	27,260,748	27,211,603	27,098,608	27,082,825	27,244,741	27,082,825
Period end common shares	27,261,325	27,261,325	27,253,825	27,203,825	27,082,825	27,261,325	27,082,825

PERFORMANCE RATIOS
Return on average assets	0.59%	0.70%	0.66%	5.75%	1.74%	0.65%	1.26%
Return on average equity	6.67%	7.74%	7.50%	76.30%	25.18%	7.30%	18.92%
Net interest margin (fully taxable equivalent)	2.96%	3.15%	3.14%	3.26%	4.02%	3.08%	3.56%
Efficiency ratio	87.83%	80.93%	80.17%	87.31%	68.83%	82.92%	83.58%
Full-time equivalent employees (period end)	363	360	365	365	364	363	364

ASSET QUALITY
Gross charge-offs	$354	$698	$643	$2,485	$615	$1,695	$5,011
Net charge-offs	$(523)	$238	$(498)	$2,032	$(341)	$(783)	$(1,230)
Net charge-offs to average loans (annualized)	-0.21%	0.09%	-0.19%	0.79%	-0.13%	-0.10%	-0.16%
Nonperforming loans	$10,220	$10,774	$14,174	$16,003	$17,362	$10,220	$17,362
Other real estate and repossessed assets	$42,796	$45,845	$51,615	$51,588	$57,782	$42,796	$57,782
Nonperforming loans to total loans	0.99%	1.06%	1.35%	1.52%	1.70%	0.99%	1.70%
Nonperforming assets to total assets	3.39%	3.83%	4.36%	4.33%	4.95%	3.39%	4.95%
Allowance for loan losses	$21,272	$22,248	$23,487	$23,739	$26,271	$21,272	$26,271
Allowance for loan losses to total loans	2.07%	2.20%	2.23%	2.26%	2.58%	2.07%	2.58%
Allowance for loan losses to nonperforming loans	208.14%	206.50%	165.70%	148.34%	151.31%	208.14%	151.31%

CAPITAL & LIQUIDITY
Average equity to average assets	8.86%	9.03%	8.76%	7.54%	6.90%	8.88%	6.67%
Tier 1 capital to average assets (Consolidated)	10.89%	10.85%	10.45%	10.35%	9.53%	10.89%	9.53%
Total capital to risk-weighted assets (Consolidated)	16.04%	16.12%	15.35%	14.98%	14.91%	16.04%	14.91%
Tier 1 capital to average assets (Bank)	10.80%	10.72%	10.35%	10.28%	9.50%	10.80%	9.50%
Total capital to risk-weighted assets (Bank)	15.90%	15.80%	14.98%	14.55%	14.35%	15.90%	14.35%

END OF PERIOD BALANCES
Total portfolio loans	$1,028,793	$1,012,887	$1,051,009	$1,052,348	$1,019,185	$1,028,793	$1,019,185
Earning assets	1,402,703	1,320,540	1,348,565	1,388,582	1,368,615	1,402,703	1,368,615
Total assets	1,562,680	1,476,828	1,507,438	1,560,718	1,517,117	1,562,680	1,517,117
Deposits	1,288,041	1,199,578	1,231,390	1,286,261	1,244,748	1,288,041	1,244,748
Total shareholders' equity	135,507	133,252	132,905	130,507	109,431	135,507	109,431

AVERAGE BALANCES
Total portfolio loans	$1,012,361	$1,035,564	$1,048,984	$1,028,029	$1,028,199	$1,032,169	$1,046,468
Earning assets	1,362,223	1,331,557	1,348,703	1,331,768	1,367,166	1,347,544	1,357,868
Total assets	1,514,555	1,489,887	1,506,722	1,475,895	1,516,374	1,503,750	1,506,571
Deposits	1,238,303	1,212,089	1,232,489	1,222,422	1,245,112	1,227,648	1,224,486
Total shareholders' equity	134,118	134,537	131,941	111,317	104,609	133,540	100,472